As filed with the Securities and Exchange Commission on June 27, 2007

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NATIONAL RETAIL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	56-1431377
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

450 S. Orange Avenue, Suite 900 Orlando, Florida	32801
(Address of Principal Executive Offices)	(Zip Code)

2007 Performance Incentive Plan

(Full Title of the Plan)

Kevin B. Habicht

Chief Financial Officer

National Retail Properties, Inc.

450 S. Orange Avenue, Suite 900

Orlando, Florida 32801

(Name and Address of Agent for Service)

Copies to:

Jeffrey B. Grill, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2300 N Street, N.W.

Washington, D.C. 20037

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par value $.01 per share	5,900,000	$22.23	$131,157,000	$4,027

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h), the calculation of the registration fee is computed on the basis of the average of the high and low price of the shares of common stock as reported by the New York Stock Exchange on June 22, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by National Retail Properties, Inc. (the “Company” or the “Registrant”) pursuant to the Securities Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on February 21, 2007.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed with the Commission on May 2, 2007.

(c)	The Company’s Current Report on Form 8-K dated March 22, 2007, filed with the Commission on March 23, 2007.

(d)	The Company’s Current Report on Form 8-K dated May 16, 2007, filed with the Commission on May 18, 2007.

(e)	Specimen Certificate of common stock, par value $.01 per share, of the Company (filed as Exhibit 3.4 to the Company’s Registration Statement No. 1-11290 on Form 8-B and incorporated herein by reference).

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	Description of Securities.

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.	Indemnification of Directors and Officers.

The Company’s articles of incorporation provide that the liability of its directors and officers for money damages shall be eliminated to the maximum extent permitted by Maryland law. Under current Maryland law, the directors are liable to the Company or its stockholders for money damages only for liability resulting from (i) acts or omissions committed in bad faith involving active and deliberate dishonesty that were material to the cause of action adjudicated, as established by a final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. The Company’s articles of incorporation also provide that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

The Company’s articles of incorporation and bylaws require it to indemnify its directors and officers to the fullest extent permitted by Maryland law. Under current Maryland law, the Company will indemnify (i) any director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expense incurred by him in connection with the proceeding and (ii) any present or former director or officer against any claim or liability unless it is established that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (b) he actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Company’s bylaws require it to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer or any person who is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who is made a party to a proceeding by reason of his status as a director, officer, employee or agent, to the fullest extent provided by Maryland law. Current Maryland law provides that the Company shall have received, before providing any such payment or reimbursement, (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by Maryland law and the Company’s bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company’s bylaws also permit us to provide indemnification, payment or reimbursement of expenses to any of its employees or agents in such capacity.

ITEM 7.	Exemption From Registration Claimed.

Not applicable.

ITEM 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description
4.1	Specimen Certificate of common stock, par value $.01 per share, of the Registrant (filed as Exhibit 3.4 to the Registrant’s Registration Statement No. 1-11290 on Form 8-B and incorporated herein by reference).

4.2	Specimen certificate representing the 7.375% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Registrant (filed as Exhibit 4.4 to the Registrant’s Form 8-A dated October 11, 2006 and filed with the Commission on October 12, 2006, and incorporated herein by reference).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP (filed herewith).

10.1	National Retail Properties, Inc. 2007 Performance Incentive Plan (filed as Annex A to the Registrant’s 2007 Annual Proxy Statement and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of KPMG LLP (filed herewith).

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included in signature page).

ITEM 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orlando, State of Florida, on June 27, 2007.

NATIONAL RETAIL PROPERTIES, INC.,
a Maryland corporation

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Craig Macnab and Kevin B. Habicht as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933 with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Craig Macnab Craig Macnab	Chief Executive Officer and Director (principal executive officer)	June 27, 2007

/s/ Kevin B. Habicht Kevin B. Habicht	Executive Vice President, Chief Financial Officer, Assistant Secretary, Treasurer and Director (principal financial and accounting officer)	June 27, 2007

/s/ Clifford R. Hinkle Clifford R. Hinkle	Chairman of the Board of Directors	June 27, 2007

/s/ Robert B. Jennings Robert B. Jennings	Director	June 27, 2007

/s/ Ted B. Lanier Ted B. Lanier	Director	June 27, 2007

/s/ Robert C. Legler Robert C. Legler	Director	June 27, 2007

/s/ Robert Martinez Robert Martinez	Director	June 27, 2007

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Certificate of Common Stock, par value $.01 per share, of the Registrant (filed as Exhibit 3.4 to the Registrant’s Registration Statement No. 1-11290 on Form 8-B and incorporated herein by reference).

4.2	Specimen certificate representing the 7.375% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share, of the Registrant (filed as Exhibit 4.4 to the Registrant’s Form 8-A dated October 11, 2006 and filed with the Commission on October 12, 2006, and incorporated herein by reference).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP (filed herewith).

10.1	National Retail Properties, Inc. 2007 Performance Incentive Plan (filed as Annex A to the Registrant’s 2007 Annual Proxy Statement and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of KPMG LLP (filed herewith).

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney (included in signature page).